Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-11
*CUSIP:  21988G411       Class  A-1
         21988GBV7       Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2003.

INTEREST ACCOUNT

Balance as of April 15, 2003.....                                          $0.00
         Scheduled Income received on securities.....              $2,990,016.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$2,572,416.00
         Distribution to Class A-2 Holders.....                     -$417,600.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of October 15, 2003.....                                        $0.00

PRINCIPAL ACCOUNT

Balance as of April 15, 2003.....                                          $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of October 15, 2003.....                                        $0.00

                UNDERLYING SECURITIES HELD AS OF October 15, 2003

     Principal Amount                       Title of Security
     ----------------                       -----------------
       $66,816,000            Royal & Sun Alliance Insurance Group plc 8.95%
                              Subordinated Guaranteed Bonds due October 15, 2029
                              *CUSIP:  78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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